Exhibit 5.1

Amy C. Cook
Assistant Corporate Secretary
and Managing Counsel – Securities,
Governance and Treasury

1601 Chestnut Street Philadelphia, PA 19192
June 5, 2017

Dear Sir or Madam:

I have acted as counsel to Cigna Corporation, a Delaware corporation (the "Company"), in connection with the filing and preparation by the Company of the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 9,100,000 shares (the "Shares") of the Company's common stock, par value $0.25 per share (the "Common Stock") issuable in accordance with the terms of the Cigna Long-Term Incentive Plan, amended and restated effective April 26, 2017 (the "Plan").

I have examined the Plan, the Company's Restated Certificate of Incorporation and By-laws, each as amended through the date hereof, and such corporate records, documents, or certificates of public officials and of officers of the Company and other documents and instruments as I have deemed relevant and necessary as a basis of this opinion.  I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereafter set forth.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such documents.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes effective under the Securities Act and (ii) the Shares will be issued in accordance with the terms of the Plan, I am of the opinion that the Shares will be validly issued, fully paid, and non-assessable when so delivered pursuant to and in accordance with the terms and conditions of the Plan.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Amy C. Cook